CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151733 on Form S-8 of Sun Life Financial Inc. of our report dated June 25, 2009 relating to the financial statements of United States Employees’ Sun Advantage Savings and Investment Plan, appearing in the Annual Report on Form 11-K of United States Employees’ Sun Advantage Savings and Investment Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

June 25, 2009

Boston, Massachusetts